UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 25, 2014

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements
Any statements that are not historical fact (including, but not limited to statements that contain words such as "may, "will," "believes," "plans," "intends," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements.  Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in BioTime's periodic reports filed with the SEC under the heading "Risk Factors" and other filings that BioTime may make with the Securities and Exchange Commission.  Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change.  Except as required by law, BioTime disclaims any intent or obligation to update these forward-looking statements.

This Report and any accompanying exhibits shall be deemed "furnished" and not "filed" under the Securities Exchange Act of 1934, as amended.

Section 7 - Regulation FD

Item 7.01 - Regulation FD Disclosure

Beginning September 25, 2014, Joseph Wagner, Ph.D., the Chief Executive Officer of BioTime's subsidiary OncoCyte Corporation, will provide an update on product development by OncoCyte in certain private meetings.  Dr. Wagner's presentation will include the information in the slides attached to this report as Exhibit 99.1.
Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Slide presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date: September 25, 2014	By:	s/Robert W. Peabody
Senior Vice President,
Chief Operating Officer, and
Chief Financial Officer

Exhibit Number	Description
99.1	Slide presentation